Exhibit 4.1

Execution Version

AMENDMENT NO. 1 AND COMMITMENT INCREASE SUPPLEMENT

This AMENDMENT NO. 1 AND COMMITMENT INCREASE SUPPLEMENT (this “Commitment Increase Supplement”) is made as of October 13, 2015 by and among McDermott International, Inc., a Panamanian corporation (the “LC Borrower”), Crédit Agricole Corporate and Investment Bank, as administrative agent for the Lenders and the Issuers (in such capacity, the “Administrative Agent”), and the parties signatory hereto as Issuers, the Increasing Lenders (hereinafter defined) and the Added Lenders (hereinafter defined).

RECITALS

A. The LC Borrower, McDermott Finance L.L.C., the Administrative Agent, the Issuers and the Lenders from time to time party thereto are parties to that certain Credit Agreement dated as of April 16, 2014 (as amended, supplemented, restated, increased, extended or otherwise modified from time to time, the “Credit Agreement”). All terms used herein and not otherwise defined shall have the same meaning given to them in the Credit Agreement;

B. Pursuant to Section 2.21 of the Credit Agreement, upon prior notice to the Administrative Agent, the LC Borrower may request one or more increases to the existing Letter of Credit Facility Commitments (any such increase, a “Letter of Credit Commitment Increase” and, any additional Letter of Credit Facility Commitments provided pursuant to any Letter of Credit Commitment Increase, a “New Letter of Credit Facility Commitment”) by an amount (i) not in excess of $200,000,000.00 in the aggregate for all New Letter of Credit Facility Commitments obtained since the Effective Date and (ii) not less than $25,000,000.00 with respect to the aggregate New Letter of Credit Facility Commitments obtained for any individual Letter of Credit Commitment Increase (or such lesser amount which shall be approved by Administrative Agent);

C. LC Borrower has notified the Administrative Agent that the LC Borrower proposes that (a) a Letter of Credit Commitment Increase shall be effective on or about the date hereof and (b) such Letter of Credit Commitment Increase shall be effected by adding to the Credit Agreement one or more Eligible Assignees as additional LC Lenders (referred to herein as the “Added Lenders”) and by allowing one or more LC Lenders to increase their respective Letter of Credit Facility Commitment (such Lenders being referred to herein as the “Increasing Lenders”); and

D. LC Borrower has requested, and the Administrative Agent and the Requisite LC Lenders agree, on the terms and conditions set forth herein, to make certain amendments to the Credit Agreement.

AGREEMENT

1. Section 6.1(e)(ii) of the Credit Agreement is hereby amended in its entirety to read as follows:

(ii) thereafter, on or before the last Business Day of each month, a cash forecast for the following 13 weeks (a “13 Week Cash Forecast”), together with a report comparing actual results to the results projected for such month in the most recently delivered 13 Week Cash Forecast, including a narrative explaining any significant variances.

[McDermott Commitment Increase Supplement]

2. Section 8.14 of the Credit Agreement is hereby amended by adding “not” before each instance of “in excess of” therein.

3. The LC Borrower and the parties signatory hereto as the Increasing Lenders and as the Added Lenders hereby agree that, from and after the Increase Effective Date (as defined below), the Increasing Lenders and the Added Lenders shall have the respective Letter of Credit Facility Commitments as set forth on the attached Supplement to Schedule I as the “New Letter of Credit Commitment Amount”. By its execution and delivery of this Commitment Increase Supplement, each Added Lender hereby assumes all of the rights and obligations of a LC Lender under the Credit Agreement and agrees to be bound by the terms of the Credit Agreement applicable to LC Lenders. Such Letter of Credit Facility Commitments of the Added Lenders and the increase in the Letter of Credit Facility Commitments of the Increasing Lenders shall represent a Letter of Credit Commitment Increase pursuant to Section 2.21 of the Credit Agreement.

4. Administrative Agent, the Issuers party hereto and the LC Borrower hereby consent to and approve the Letter of Credit Facility Commitment of each Added Lender and the increase in the Letter of Credit Facility Commitment of each Increasing Lender, and such resulting increase in the aggregate Letter of Credit Facility Commitments pursuant to Section 2.21 of the Credit Agreement.

5. The LC Borrower, the Administrative Agent and the Persons signatory hereto as Issuers hereby agree that, from and after the Increase Effective Date (as defined below), (a) each Person signatory hereto as an “Issuer” that was not heretofore an Issuer (each, a “New Issuer”) hereby becomes an Issuer under the Credit Agreement with a Letter of Credit Issuer Commitment in the amount set forth on the attached Supplement to Schedule III as the “New Letter of Credit Issuer Commitment” with the same force and effect as if originally named in the Credit Agreement as an Issuer and (b) each Person signatory hereto as an Issuer that is not a New Issuer shall have the respective Letter of Credit Issuer Commitment as set forth on the attached Supplement to Schedule III as the “New Letter of Credit Issuer Commitment”. By its execution and delivery of this Commitment Increase Supplement, each New Issuer hereby assumes all of the rights and obligations of an Issuer under the Credit Agreement and agrees to be bound by the terms of the Credit Agreement applicable to Issuers.

6. Administrative Agent and the LC Borrower hereby consent to and approve the addition of each New Issuer as Issuers as contemplated by the definition of “Issuer”.

7. Each Added Lender and each Increasing Lender hereby represents and warrants as follows: (a) it has full power and authority, and has taken all action necessary, to execute and deliver this Commitment Increase Supplement, to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (b) from and after the Increase Effective Date (hereinafter defined), it shall be bound by the provisions of the Credit Agreement as a LC Lender thereunder and, to the extent of its Letter of Credit Facility Commitment, shall have the obligations of a LC Lender thereunder, and (c) it has received a copy of the Credit

[McDermott Commitment Increase Supplement]

Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.1 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Commitment Increase Supplement on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent, any Issuer or any other Lender; and agrees that (i) it will, independently and without reliance on the Administrative Agent, any Issuer or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a LC Lender.

8. This Commitment Increase Supplement shall be effective on the date (the “Increase Effective Date”) that (i) each Issuer, the LC Borrower, each Added Lender, each Increasing Lender and the Requisite LC Lenders shall each have executed a counterpart hereof and delivered the same to the Administrative Agent, (ii) the Administrative Agent executes and delivers a counterpart hereof, (iii) each of the conditions to the Letter of Credit Commitment Increase in Section 2.21(c)(i) and (ii) of the Credit Agreement shall have occurred and (iv) the Administrative Agent shall have received each item listed on Schedule A hereto. The Administrative Agent shall provide notice to the parties hereto of the occurrence of the Increase Effective Date. From and after the Increase Effective Date, (a) each Added Lender and each Increasing Lender shall be a “LC Lender” under the Loan Documents and (b) each New Issuer shall be an “Issuer” under the Loan Documents.

9. Upon any increase in the Aggregate Commitments pursuant to Section 2.21 of the Credit Agreement, subject to the terms and conditions set forth therein, each of the existing LC Lenders shall assign to each of the Added Lenders, and each of the Added Lenders shall purchase from each of the existing LC Lenders, at the principal amount thereof (together with accrued interest), such interests in the Reimbursement Obligations outstanding on the Increased Amount Date as shall be necessary in order that, after giving effect to all such assignment and purchases, such Reimbursement Obligations will be held by existing LC Lenders and Added Lenders ratably in accordance with their Letter of Credit Facility Commitments after giving effect to the Letter of Credit Commitment Increase.

10. The LC Borrower (a) represents and warrants that, on and as of the Increase Effective Date, before and after giving effect to the increase in Letter of Credit Facility Commitments resulting hereunder, (i) the representations and warranties set forth in Article IV of the Credit Agreement and the other Loan Documents that have no materiality or Material Adverse Effect qualification are true and correct in all material respects and the representations and warranties set forth in Article IV of the Credit Agreement and the other Loan Documents that have a materiality or Material Adverse Effect qualification are true and correct in all respects, in each case with the same effect as though made on and as of the date hereof or, to the extent such representations and warranties expressly relate to an earlier date, as of such earlier date, (ii) no Default or Event of Default exists before or after giving effect to such Letter of Credit Commitment Increase and (iii) the Parent is in pro forma compliance with each of the covenants set forth in Article V as of the most recent date of determination after giving effect to such Letter of Credit Commitment Increase, (b) ratifies and confirms each of the Loan Documents, (c) agrees that all Loan Documents shall apply to the Obligations as they are or may

[McDermott Commitment Increase Supplement]

be increased by this Commitment Increase Supplement and (d) agrees that its obligations and covenants under each Loan Document are otherwise unimpaired hereby and shall remain in full force and effect.

11. The LC Borrower shall deliver to the Administrative Agent each of the agreements, documents, instruments or certificates described on Schedule B hereto and perform each of the actions described on Schedule B hereto, in each case within the time periods set forth opposite such item or action on Schedule B hereto.

12. This Commitment Increase Supplement is an Increase and Joinder Agreement and a Loan Document, and all provisions in the Credit Agreement pertaining to Loan Documents apply hereto.

13. This Commitment Increase Supplement may not be amended, changed, waived or modified, except by a writing executed by the parties hereto.

14. This Commitment Increase Supplement embodies the entire agreement among each Added Lender, each Increasing Lender, the LC Borrower, each Issuer, the other LC Lenders party hereto and the Administrative Agent with respect to the subject matter hereof and supersedes all other prior arrangements and understandings relating to the subject matter hereof. Except as specifically modified by this Commitment Increase Supplement, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

15. The execution, delivery and performance of this Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Agent, Lender or Issuer under the Credit Agreement or any of the other Loan Documents.

16. This Commitment Increase Supplement may be executed in any number of counterparts, each of which shall be deemed to be an original. Each such counterpart shall become effective when counterparts have been executed by all parties hereto. Delivery of an executed counterpart of this Commitment Increase Supplement by telecopier shall be effective as delivery of a manually executed counterpart of this Commitment Increase Supplement.

17. This Commitment Increase Supplement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that no party hereto may assign or transfer any of its rights or obligations hereunder without the prior written consent of the other party.

18. This Commitment Increase Supplement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York, without regard to its conflicts of laws provisions.

[REMAINDER OF PAGE IS INTENTIONALLY LEFT BLANK.]

[McDermott Commitment Increase Supplement]

IN WITNESS WHEREOF, the undersigned have executed this Commitment Increase Supplement as of the date shown above.

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as Administrative Agent, as an Issuer and as an Increasing Lender

By:	/s/ PAGE DILLEHUNT
	Name:	Page Dillehunt
	Title:	Managing Director

By:	/s/ MICHAEL D. WILLIS
	Name:	Michael D. Willis
	Title:	Managing Director

[McDermott Commitment Increase Supplement]

MCDERMOTT INTERNATIONAL, INC., as LC Borrower

By:	/s/ KATHERINE A. MURRAY
Name:	Katherine A. Murray
Title:	Vice President, Treasurer

[McDermott Commitment Increase Supplement]

WELLS FARGO BANK, N.A., as an Increasing Lender and an Issuer

By:	/s/ SHANNON CUNNINGHAM
Name:	Shannon Cunningham
Title:	Vice President

[McDermott Commitment Increase Supplement]

COMPASS BANK, as an Increasing Lender

By:	/s/ KHOA DUONG
Name:	Khoa Duong
Title:	Vice President

[McDermott Commitment Increase Supplement]

ABN AMRO CAPITAL USA LLC, as an Added Lender

By:	/s/ FRANCIS BIRKELAND
Name:	Francis Birkeland
Title:	Managing Director

By:	/s/ URVASHI ZUTSHI
Name:	Urvashi Zutshi
Title:	Managing Director

[Commitment Increase Supplement]

SUPPLEMENT TO SCHEDULE I

OF THE CREDIT AGREEMENT

LC Lender	Existing Letter of Credit Commitment Amount	New Letter of Credit Commitment Amount	Amount of Letter of Credit Commitment Increase

Crédit Agricole Corporate and Investment Bank	$95,000,000.00	$125,000,000.00	$30,000,000.00

Wells Fargo Bank, N.A.	$95,000,000.00	$125,000,000.00	$30,000,000.00

Compass Bank	$50,000,000.00	$75,000,000.00	$25,000,000.00

ABN AMRO Capital USA LLC	$0.00	$35,000,000.00	$35,000,000.00

[Supplement to Schedule I]

SUPPLEMENT TO SCHEDULE III

OF THE CREDIT AGREEMENT

Issuer	Existing Letter of Credit Issuer Commitment Amount	New Letter of Credit Issuer Commitment Amount	Amount of Letter of Credit Issuer Commitment Increase

Crédit Agricole Corporate and Investment Bank	$225,000,000.00	$275,000,000.00	$50,000,000.00

Wells Fargo Bank, N.A.	$225,000,000.00	$275,000,000.00	$50,000,000.00

[Schedule A]

SCHEDULE A

Additional Deliverables

A duly executed Consent and Agreement attached hereto (a “Consent and Agreement”) from each Guarantor in the form attached to this Commitment Supplement Increase.

A certificate as to the good standing of the LC Borrower as of a recent date from the applicable governmental authority in Panama.

A certificate of (i) an Authorized Officer, the Secretary or the Assistant Secretary of each Loan Party dated the Increase Effective Date and certifying (A) (I) that attached thereto is a true and complete copy of the by-laws or similar document of such Loan Party as in effect on the Increase Effective Date and at all times since a date prior to the date of the resolutions described in clause (B) below or (II) that the by-laws or similar document of such Loan Party previously certified to the Administrative Agent has not been modified, rescinded or amended and are in full force and effect on the Increase Effective Date and at all times since a date prior to the date of the resolutions described in (B) below; (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors (or similar governing body) of such Loan Party authorizing the execution, delivery and performance of the Commitment Increase Supplement, the Consent and Agreement or any other document delivered in connection herewith on behalf of such Loan Party, and that such resolutions have not been modified, rescinded or amended and are in full force and effect; (C) (I) that the certificate or articles of incorporation or other formation documents of such Loan Party have not been amended since the date of the last certification of such documents to the Administrative Agent or (II) that attached thereto is a copy of the certificate or articles of incorporation or other formation documents of such Loan Party; and (D) as to the incumbency and specimen signature of each officer executing the Commitment Increase Supplement, the Consent and Agreement or any other document delivered in connection herewith on behalf of such Loan Party; and (ii) a certificate of another officer as to the incumbency and specimen signature of the Authorized Officer executing the certificate pursuant to clause (i) above.

Canada

Deed of amendment in form and substance reasonably satisfactory to the Administrative Agent between McDermott Gulf Operating Company, Inc. and Crédit Agricole Corporate and Investment Bank in respect of the deed of covenants dated April 16, 2014 between McDermott Gulf Operating Company, Inc. and Crédit Agricole Corporate and Investment Bank relating to the marine mortgage over the Thebaud Sea vessel and governed by the laws of Nova Scotia, Canada.

[Schedule A]

Cayman Islands

An amended version of the register of members of each Guarantor incorporated in the Cayman Islands, updated to reflect the confirmation of the security granted over such Guarantor’s shares by the Consent and Agreement provided by the relevant member of such Guarantor.

An amended version of the register of mortgages and charges of each Guarantor incorporated in the Cayman Islands, updated to reflect the confirmation of the security granted by that Guarantor by the Consent and Agreement provided by that Guarantor.

Malta

Consent of Second Priority Mortgagee in form and substance reasonably satisfactory to the Administrative Agent by Wells Fargo Bank, National Association.

United Kingdom

A deed of confirmation in form and substance reasonably satisfactory to the Administrative Agent between McDermott Marine Construction Limited and Crédit Agricole Corporate and Investment Bank as Collateral Agent.

A charge over accounts in form and substance reasonably satisfactory to the Administrative Agent between McDermott Marine Construction Limited and Crédit Agricole Corporate and Investment Bank as Collateral Agent.

United States

Amendment No. 1 to Deed of Covenants in form and substance reasonably satisfactory to the Administrative Agent between Hydro Marine Services, Inc. and Crédit Agricole Corporate and Investment Bank as Collateral Agent.

Amendment No. 1 to Deed of Covenants in form and substance reasonably satisfactory to the Administrative Agent between J. Ray McDermott (Norway) AS and Crédit Agricole Corporate and Investment Bank as Collateral Agent.

[Schedule A]

SCHEDULE B

Post-Closing Deliverables

Australia

Within 90 days of the Increase Effective Date or as extended by the Administrative Agent in its sole discretion, the Parent shall cause those steps necessary or desirable for the duty stamping or increase in duty stamping of (a) the security interests in the pledged equity of J. Ray McDermott (Aust.) Holding Pty. Limited, McDermott Australia Pty. Ltd., and each other issuer of pledged equity organized in Australia, and (b) the security interests in the Inpex accounts receivable of McDermott Australia Pty. Ltd.

Malta

Within one (1) Business Day of the Increase Effective Date or as such date may be extended by the Administrative Agent in its sole discretion, the Mortgage Amendment to the First Priority Mortgage “H” dated and duly registered on May 19, 2015 over North Ocean 102 in form and substance reasonably satisfactory to the Administrative Agent by J. Ray McDermott (Norway) AS in favor of Crédit Agricole Corporate and Investment Bank as Collateral Agent.

Within one (1) Business Day of the Increase Effective Date or as such date may be extended by the Administrative Agent in its sole discretion, the Mortgage Amendment to the First Priority Mortgage “A” dated and duly registered on October 8, 2014 over Lay Vessel 108 in form and substance reasonably satisfactory to the Administrative Agent by Hydro Marine Services Inc. in favor of Crédit Agricole Corporate and Investment Bank as Collateral Agent.

[Schedule B]

CONSENT AND AGREEMENT

October 13, 2015

The undersigned each hereby consents to the provisions of this Commitment Increase Supplement and the transactions contemplated herein and hereby ratifies and confirms each of the Loan Documents to which it is a party, and, without limiting the foregoing, agree that such Loan Documents shall apply to the Obligations as they are or may be increased by this Commitment Increase Supplement and that its obligations and covenants (including, without limitation, any guarantee it has given or security it has granted pursuant thereto) under such Loan Documents are otherwise unimpaired hereby and shall remain in full force and effect. All terms used herein and not otherwise defined shall have the same meaning given to them in the Credit Agreement dated as of April 16, 2014 (as amended, supplemented, restated, increased, extended or otherwise modified from time to time) by and among McDermott International, Inc., McDermott Finance L.L.C., Crédit Agricole Credit and Investment Bank, the Issuers and the Lenders from time to time party thereto.

This Consent and Agreement and the rights and obligations of the undersigned shall be governed by, and construed and interpreted in accordance with, the law of the State of New York, without regard to its conflicts of laws provisions.

[Signature pages follow]

[Consent and Agreement]

CHARTERING COMPANY (SINGAPORE) PTE. LTD.
DEEPSEA (AMERICAS) LLC
DEEPSEA (EUROPE) LIMITED
DEEPSEA (UK) LIMITED
DEEPSEA GROUP LIMITED
DEEPSEA (US) INCORPORATED
EASTERN MARINE SERVICES, INC.
GLOBAL ENERGY - MCDERMOTT LIMITED
HYDRO MARINE SERVICES, INC.
J. RAY HOLDINGS, INC.
INTERNATIONAL VESSELS LTD.
J. RAY MCDERMOTT (AUST.) HOLDING PTY. LIMITED
J. RAY MCDERMOTT CANADA HOLDING, LTD.
J. RAY MCDERMOTT CANADA, LTD.
J. RAY MCDERMOTT (CASPIAN), INC.
J. RAY MCDERMOTT ENGINEERING SERVICES PRIVATE LIMITED
J. RAY MCDERMOTT FAR EAST, INC.
J. RAY MCDERMOTT HOLDINGS, LLC
J. RAY MCDERMOTT, S.A.
J. RAY MCDERMOTT INTERNATIONAL, INC.
J. RAY MCDERMOTT KAZAKHSTAN LIMITED LIABILITY PARTNERSHIP
J. RAY MCDERMOTT LOGISTIC SERVICES PVT. LIMITED
J. RAY MCDERMOTT (NORWAY), AS
J. RAY MCDERMOTT (QINGDAO) PTE. LTD.
J. RAY MCDERMOTT SOLUTIONS, INC.
J. RAY MCDERMOTT TECHNOLOGY, INC.
J. RAY MCDERMOTT UNDERWATER SERVICES, INC.

By:	/s/ JAMES P. GOODWIN
Name:	James P. Goodwin
Title:	Assistant Treasurer

[Consent and Agreement]

J. RAY MCDERMOTT WEST AFRICA HOLDINGS, INC.
J. RAY MCDERMOTT WEST AFRICA, INC.
MALMAC SDN. BHD.
MCDERMOTT ASIA PACIFIC PTE. LTD.
MCDERMOTT AUSTRALIA PTY. LTD.
MCDERMOTT BLACKBIRD HOLDINGS, LLC
MCDERMOTT CASPIAN CONTRACTORS, INC.
MCDERMOTT EASTERN HEMISPHERE, LTD.
MCDERMOTT ENGINEERING, LLC
MCDERMOTT FAR EAST, INC.
MCDERMOTT FINANCE L.L.C.
MCDERMOTT GULF OPERATING COMPANY, INC.
MCDERMOTT, INC.
MCDERMOTT INTERNATIONAL INVESTMENTS CO., INC.
MCDERMOTT INVESTMENTS, LLC
MCDERMOTT INTERNATIONAL MANAGEMENT, S. DE RL.
MCDERMOTT INTERNATIONAL TRADING CO., INC.
MCDERMOTT INTERNATIONAL VESSELS, INC.
MCDERMOTT MARINE CONSTRUCTION LIMITED
MCDERMOTT MIDDLE EAST, INC.
MCDERMOTT OFFSHORE SERVICES COMPANY, INC.
MCDERMOTT OLD JV OFFICE, INC.
MCDERMOTT OVERSEAS, INC. MCDERMOTT SUBSEA, INC.
MCDERMOTT SUBSEA ENGINEERING, INC.
MCDERMOTT TRADE CORPORATION
NORTH ATLANTIC VESSEL, INC.
OPI VESSELS, INC.
SABINE RIVER REALTY, INC.
SPARTEC, INC.

By:	/s/ JAMES P. GOODWIN
Name:	James P. Goodwin
Title:	Assistant Treasurer

[Consent and Agreement]

DEEPSEA (HOLLAND) B.V.
J. RAY MCDERMOTT INVESTMENTS B.V.
J. RAY MCDERMOTT (LUXEMBOURG), S.AR.L.
J. RAY MCDERMOTT (NIGERIA) LIMITED
MCDERMOTT HOLDINGS (U.K.) LIMITED
MCDERMOTT INTERNATIONAL B.V.
MCDERMOTT INTERNATIONAL MARINE INVESTMENTS N.V.
MC DERMOTT OVERSEAS INVESTMENT CO. N.V.
MCDERMOTT SERVICOS OFFSHORE DO BRASIL LTDA.
PT. BAJA WAHANA INDONESIA
SINGAPORE HUANGDAO PTE. LTD.
VARSY INTERNATIONAL N.V.
ELDRIDGE PTE. LTD.

By:	/s/ JAMES P. GOODWIN
Name:	James P. Goodwin
Title:	Authorized Person

[Consent and Agreement]

J. RAY MCDERMOTT DE MEXICO, S.A. DE C.V.
MCDERMOTT MARINE MEXICO, S.A. DE C.V.
SERVICIOS PROFESIONALES DE ALTAMIRA, S.A. DE C.V.
SERVICIOS DE FABRICACION DE ALTAMIRA, S.A. DE C.V.

By:	/s/ ANA LAURA MENDEZ BURKART
Name:	Ana Laura Mendez Burkart
Title:	Attorney-in-fact

[Consent and Agreement]

EXECUTED AND DELIVERED
as deed on behalf of
J. RAY MCDERMOTT INTERNATIONAL VESSELS, LTD.

By:	/s/ JAMES P. GOODWIN
Name:	James P. Goodwin
Title:	Assistant Treasurer

Witnessed

By:	/s/ ROBERT E. STUMPF
Name:	Robert E. Stumpf
Title:	Assistant Secretary

EXECUTED AND DELIVERED as deed on behalf of
MCDERMOTT CAYMAN LTD.

By:	/s/ JAMES P. GOODWIN
Name:	James P. Goodwin
Title:	Assistant Treasurer

Witnessed

By:	/s/ ROBERT E. STUMPF
Name:	Robert E. Stumpf
Title:	Assistant Secretary

EXECUTED AND DELIVERED as deed on behalf of
OFFSHORE PIPELINES INTERNATIONAL, LTD.

By:	/s/ JAMES P. GOODWIN
Name:	James P. Goodwin
Title:	Assistant Treasurer

Witnessed

By:	/s/ ROBERT E. STUMPF
Name:	Robert E. Stumpf
Title:	Assistant Secretary

[Consent and Agreement]

Executed by J. Ray Mcdermott (Aust.) Holding Pty. Limited. ACN 002 797 668 acting by the following persons or, if the seal is affixed, witnessed by the following persons in accordance with s127 of the Corporations Act 2001:

/s/ HUGH JOHN CUTHBERTSON	/s/ GREGORY DEACON POWELL
Signature of director	Signature of director/company secretary

Hugh John Cuthbertson	Gregory Deacon Powell
Name of director (print)	Name of director (print)

Executed by Mcdermott Australia Pty. Ltd. ACN 002 736 352 acting by the following persons or, if the seal is affixed, witnessed by the following persons in accordance with s127 of the Corporations Act 2001:

/s/ HUGH JOHN CUTHBERTSON	/s/ GREGORY DEACON POWELL
Signature of director	Signature of director/company secretary

Hugh John Cuthbertson	Gregory Deacon Powell
Name of director (print)	Name of director (print)

[Consent and Agreement]